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                                                                 Exhibit 10(a)

                                 AMENDMENT NO. 3

                                       TO

                      THE NEWHALL LAND AND FARMING COMPANY

                              EMPLOYEE SAVINGS PLAN

                  The Newhall Land and Farming Company Employee Savings Plan, as restated in its entirety effective January 1, 1989, and subsequently amended, is hereby further amended as follows:

                  FIRST: Section 2.11 is hereby amended to read in full as follows, effective for Plan Years beginning after December 31, 1996:

"2.11 EARNINGS shall mean the compensation reportable for Federal Income Tax purposes that would have been paid to an Employee
         --------if such Employee had made no (i) Deferral Election, (ii) election under any plan described in Section 125 of the Code or
         (iii), for Plan Years beginning after December 31, 1998, deferral of salary or bonus (whether in the form of cash or employer securities) under a non-qualified deferral plan, but excluding (A) that portion of compensation imputed for tax purposes as a result of fringe benefits (including any gain upon the exercise of options to acquire employer securities or the sale of securities acquired thereunder, the vesting of restricted employer securities or other gains from equity compensation other than employer securities that are payable (or would be payable absent a deferral election by the Participant) as an annual bonus) or other similar amounts as determined by the Committee, (B) deferred compensation at the time of payment if attributable to amounts that were taken into account at the time of deferral; provided, however, that:

         (a) For Plan Years after 1988, the Earnings for any Plan Year shall not exceed $200,000 (indexed); provided, however, that for benefits on or after January 1, 1994, the annual Earnings of any Participant taken into account will not exceed $150,000 (indexed).

         (b) For Plan Years beginning before January 1, 1997, the compensation of each Highly Paid Employee who is (i) a Five Percent Owner or (ii) one of the ten (10) Highly Paid Employees paid the greatest Remuneration during the year shall, for purposes of this Section, include any compensation for such Plan Year which is paid to (or but for a Deferral Election would have been paid to) such Participant's spouse or any lineal descendants of the Participant who have not attained age 19 before the close of the Plan Year. To the extent required by applicable Regulations, if the limitation in subsection (a) is reached for a family group, then

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                  such limitation amount will be prorated among each member of the family group in the proportion that each family member's Earnings bears to the total Earnings of the family group.

         (c) With respect to any Plan Year beginning before January 1, 1990, "Earnings" shall exclude any amounts paid to an Employee on account of any period when he is not eligible to make a Deferral Election under Section 4.01.

                           SECOND:  Except as modified by this Amendment, all
the terms and provisions of the Plan (as previously amended) shall continue in full force and effect.

                  IN WITNESS WHEREOF, Newhall Management Corporation, managing general partner of Newhall Management Limited Partnership, managing general partner of The Newhall Land and Farming Company (a California Limited Partnership) has caused this Amendment No. 3 to be executed on behalf of such partnership by its duly authorized officer effective as of the day first above written.

                                            THE NEWHALL LAND AND FARMING
                                            COMPANY (A CALIFORNIA LIMITED
                                            PARTNERSHIP)

                                            By:      Newhall Management Limited
                                                     Partnership, Managing
                                                     General Partner

                                            By:      Newhall Management
                                                     Corporation, Managing
                                                     General Partner

                                            By:   /s/ TRUDE TSUJIMOTO
                                               -------------------------------
                                                Name: Trude A. Tsujimoto
                                                Title: Secretary